UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-41186 (Commission File Number)	87-1583942 (IRS Employer Identification No.)
300 Kimball Drive, Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Embecta Corp. (“embecta”) held its Annual Meeting of Stockholders on February 7, 2024 (the “2024 Annual Meeting”). The final voting results for each of the matters submitted to a vote of stockholders at the 2024 Annual Meeting are as follows:

Proposal No. 1: All of the Board of Directors’ Class II nominees for director were elected to serve for a term of two years (until the 2026 annual meeting of stockholders), by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Vote
Dr. Milton M. Morris	46,537,216	89,283	42,161	5,070,312
Dr. Claire Pomeroy	45,921,180	706,169	41,311	5,070,312
Karen N. Prange	46,385,304	242,159	41,197	5,070,312

Proposal No. 2: The appointment of Ernst & Young LLP as embecta’s independent registered public accounting firm for fiscal year 2024 was ratified by the stockholders by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
51,579,075	96,703	63,194	N/A

Proposal No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of embecta’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
46,011,161	586,124	71,375	5,070,312

Proposal No. 4: The stockholders approved an amendment to the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
42,462,787	4,138,521	67,352	5,070,312

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2024	EMBECTA CORP.

	By:	/s/ Jeff Mann
Senior Vice President, General Counsel, Head of Business Development and Corporate Secretary